UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2017

NorthStar Real Estate Income II, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55189 (Commission File Number)	90-0916682 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 22, 2017, the board of directors (the “Board”) of NorthStar Real Estate Income II, Inc. (“NorthStar Income II”) approved the renewal of the advisory agreement (the “Advisory Agreement”) by and among NorthStar Income II, NorthStar Real Estate Income Operating Partnership II, LP, NorthStar Income II’s operating partnership, CNI NSII Advisors, LLC (formerly NSAM J-NSII Ltd), NorthStar Income II’s advisor (the “Advisor”), and Colony NorthStar, Inc. (formerly NorthStar Asset Management Group Inc.), NorthStar Income II’s sponsor. The Advisory Agreement was renewed for an additional one-year term commencing on June 30, 2017 upon terms identical to those in effect through June 30, 2017. Pursuant to the Advisory Agreement, the Advisor will continue to perform day-to-day operational and administrative services for NorthStar Income II, including asset management services, acquisition services and stockholder services.

The foregoing description of the Advisory Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Advisory Agreement filed as Exhibit 10.1 to NorthStar Income II’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2014, which agreement is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) NorthStar Income II held its 2017 annual meeting of stockholders (the “Meeting”) on June 22, 2017. At the close of business on April 11, 2017, the record date for the Meeting, there were 114,572,789 shares of NorthStar Income II’s common stock outstanding and entitled to vote. Holders of 63,323,589 shares of common stock, representing a like number of votes, were present at the Meeting, either in person or by proxy.

(b) Matters voted upon by stockholders were as follows:

Proposal 1. At the Meeting, the following individuals were elected to the Board to serve until the 2018 annual meeting of stockholders and until his successor is duly elected and qualified, by the following vote:

Nominees	Votes For	Votes Withheld

Daniel R. Gilbert	33,378,088	1,104,884
Jonathan T. Albro	33,403,007	1,079,965
Justin P. Meagher	33,430,619	1,052,353
Chris S. Westfahl	33,440,198	1,042,774
Winston W. Wilson	33,421,396	1,061,576

NorthStar Income II received 28,840,617 broker non-votes for each of the five director nominees. Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote is a vote that is not cast on a non-routine matter because the shares entitled to cast the vote are held in street name, the broker lacks discretionary authority to vote the shares and the broker has not received voting instructions from the beneficial owner. A broker non-vote is not an indication of how the beneficial owner would have voted; it simply means that the beneficial owner did not instruct the broker as to how to vote his or her shares and, in accordance with applicable rules, such broker non-votes had the same effect as a vote against that nominee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Real Estate Income II, Inc.

Date: June 28, 2017	By:	/s/ Jenny B. Neslin
Jenny B. Neslin
General Counsel and Secretary

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